Exhibit 10.5

THIS SECURITY INSTRUMENT

WAS PREPARED BY, AND UPON

RECORDING SHOULD BE

RETURNED TO:

Gail Livingston Mills, Esq.

Burr & Forman LLP

420 North 20th Street

Suite 3400

Birmingham, Alabama 35203

Telephone: (205) 251-3000

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (this “Security Instrument”), is made as of the 29th day of August, 2012, by and between CHT HARBORCHASE ASSISTED LIVING OWNER, LLC, a Delaware limited liability company (together with its successors and assigns, individually and collectively, “Borrower”), whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Joseph T. Johnson, SVP and CFO and Holly J. Greer, SVP and General Counsel, in favor of SYNOVUS BANK, a Georgia state banking corporation (together with its successors and assigns, “Lender”), whose address is 800 Shades Creek Parkway, Suite 375, Birmingham, Alabama 35209, Attention: Senior Housing and Healthcare Lending.

RECITALS

A. Borrower is indebted to Lender for money loaned or to be loaned in the principal sum of up to Seventeen Million Three Hundred Twenty-Eight Thousand Twenty-Seven and No/100 Dollars ($17,328,027.00) (the “Loan”), which Loan is evidenced by certain Promissory Note of even date herewith from Borrower in the aggregate principal amount of the Loan (collectively including all schedules, riders, allonges, endorsements, addenda or amendments together with any renewals, replacements, substitutions, or extensions thereof, the “Note”).

B. As a condition precedent to making the Loan, Lender has required that Borrower execute this Security Instrument as security for the Loan and the other Indebtedness (as hereinafter defined).

GRANTING CLAUSES

NOW, THEREFORE, for and in consideration of the Indebtedness, and to secure the prompt payment thereof, Borrower does hereby irrevocably GRANT, BARGAIN, SELL, CONVEY, ALIEN, REMISE, RELEASE, ASSIGN, TRANSFER, MORTGAGE, HYPOTHECATE, PLEDGE, DELIVER, SET OVER, WARRANT AND CONFIRM unto Lender, its successors and assigns forever, and grants to Lender a security interest in and to, the Mortgaged Property (as hereinafter defined).

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Lender, its successors and assigns forever, subject however to the terms and conditions herein:

PROVIDED, HOWEVER, that if Borrower shall pay to Lender the entire Indebtedness, at the times and in the manner stipulated herein, in the Note (as hereinafter defined) and in the other Loan Documents (as hereinafter defined), all without any deduction or credit for taxes or other similar charges paid by Borrower, and Borrower shall cause all other obligated parties to, keep, perform, and observe all and singular the covenants and promises herein, in the Note and in each of the other Loan Documents to be kept, performed, and observed, all without fraud or delay, then this Security Instrument, and all the properties, interests, and rights hereby granted, bargained, and sold shall cease, terminate, and be void, but shall otherwise remain in full force and effect.

AGREEMENT

AND Borrower and Lender covenant and agree as follows:

1. Definitions. The following terms, when used in this Security Instrument (including when used in the above recitals), shall have the following meanings:

(a) “1933 Act” has the meaning given to that term in Section 15.

(b) “Accounts” has the meaning given such term in the UCC, and includes, without limitation, any rights of Borrower arising from the operation of the Facility to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, any rights of Borrower in and to (i) all accounts arising from the operation of the Facility, (ii) all moneys and accounts, if any, held by Lender pursuant to this Security Instrument or any other Loan Document, (iii) all rights to payment from Medicare or Medicaid programs or similar state or federal programs, boards, bureaus or agencies, and rights to payment from patients, residents, private insurers, and others arising from the operation of the Facility, including rights to payment pursuant to Reimbursement Contracts, (iv) receivables arising out of the use of a credit or charge card or information contained on or for use with the card, (v) any and all “health-care insurance receivables” (as defined in the UCC), (vi) Supporting Obligations, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, and (vii) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records. Accounts shall include the Proceeds thereof.

(c) “Affiliate” has the meaning given such term in the Loan Agreement.

(d) “Appurtenant Rights” means all air rights, development rights, zoning rights, easements, rights-of-way, strips and gores of land, vaults, streets, roads, alleys, tenements, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter appurtenant to, or used or useful in connection with, or located on, under or above the Land, or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Land, or any part thereof, now or hereafter.

(e) “Assignment of Leases and Rents” means that certain Assignment of Leases and Rents of even date herewith executed by Borrower for the benefit of Lender, together with all amendments and supplements thereto.

(f) “Borrower” means all persons or entities identified as “Borrower” in the first paragraph of this Security Instrument, together with their successors and assigns.

(g) “Borrower Assignment of Licenses” means that certain Borrower Assignment of Licenses, Permits and Contracts of even date herewith executed by Borrower for the benefit of Lender, together with all amendments and supplements thereto.

(h) “Business Day” means a day, other than Saturday, Sunday or legal holidays, when Lender is open for business.

(i) “Chattel Paper” has the meaning given such term in the UCC, and includes, without limitation, a record or records (including, without limitation, electronic chattel paper) which evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

(j) “Collateral Assignment” means that certain Collateral Assignment of Offsite Improvement and Property Maintenance Agreement of even date herewith from Borrower in favor of Lender.

(k) “Condemnation” has the meaning given to that term in Section 12.

(l) “Contracts” means all license agreements, operating contracts, and all management, service, employment, supply and maintenance contracts and agreements, and any other agreements, licenses or contracts of any nature whatsoever now or hereafter obtained or entered into by Borrower with respect to the acquisition, construction, renovation, expansion, ownership, occupancy, use, operation, maintenance and administration of the Facility and/or the Mortgaged Property, including, without limitation, (i) any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any patient or other Person seeking services from Borrower pursuant to which Borrower provides or furnishes skilled nursing care and related services at the Facility, including the consent to treatment and assignment of payment of benefits by third party and (ii) any and all contracts between Borrower and any resident of the Facility giving the resident certain rights of occupancy in the Facility and providing for certain services to such resident.

(m) “Default Rate” has the meaning given to that term in the Note.

(n) “Deposit Accounts” has the meaning given such term in the UCC.

(o) “Development Manager” means Harbor Retirement Associates, LLC, a Florida limited liability company.

(p) “Equipment” has the meaning given such term in the UCC, and includes, without limitation, all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment of Borrower (including, without limitation, embedded software) located on, attached to or used or useful in connection with any of the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased by Borrower for the benefit of the Facility and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

(q) “Event of Default” means the occurrence of any event listed in Section 14.

(r) “Facility” means the new assisted living facility containing 30 dementia care units and 66 assisted living units to be constructed on the Land to be known as “HarborChase of Villages Crossing,” together with any other general or specialized care facilities, if any (including any other specialty care assisted living facility, skilled nursing or subacute care facility) hereafter operated on the Land.

(s) “Fixtures” means all property which is now or hereafter so attached to the Land or the Improvements as to constitute a fixture under applicable law and all renewals and replacements thereof and substitutions therefor, including, without limitation: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; and exercise equipment.

(t) “General Intangibles” has the meaning given such term in the UCC, and includes, without limitation, all intangible personal property of Borrower arising out of or connected with the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits and Reimbursement Contracts), including, without limitation, things in action, contract rights and other rights to payments of Money, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles and Supporting Obligations.

(u) “Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property and/or the Improvements or the use, operation or improvement of the Mortgaged Property.

(v) “Guarantor” means CNL Healthcare Trust, Inc., a Maryland corporation.

(w) “Guaranty Agreement” means that certain Guaranty of even date herewith executed by Guarantor for the benefit of Lender, together with all amendments and supplements thereto.

(x) “Impositions” and “Imposition Deposits” have the meanings given to those terms in Section 4.

(y) “Improvements” means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

(z) “Indebtedness” means the aggregate of the principal of and interest on the Note due and owing from time to time and all expenses, charges and other amounts due and owing from time to time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document, including, without limitation, prepayment premiums, late charges, default interest and advances to protect the security of this Security Instrument under Section 7, if any.

(aa) “Instruments” has the meaning given such term in the UCC, and includes, without limitation, all instruments, Chattel Paper, documents or other writings obtained by Borrower from or in connection with the operation of the Mortgaged Property or the construction and operation of the Facility (including without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account, software, trademarks or trade names, utility contracts, maintenance and service contracts and files of Borrower relating thereto).

(bb) “Inventory” means all inventories of food, beverages and other comestibles owned and held by Borrower for sale or use at or from the Mortgaged Property or the Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Borrower (including, without limitation, embedded software) for sale to or for consumption by residents, guests or patients of the Land or the Facility and all such other goods returned to or repossessed by Borrower.

(cc) “Investment Property” has the meaning given such term in the UCC, and includes, without limitation, a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and all proceeds (cash proceeds and noncash proceeds) of, and Supporting Obligations with respect to, the foregoing.

(dd) “Land” means the land described in Exhibit “A” attached hereto and incorporated herein.

(ee) “Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property and/or the Facility, or any portion of the Mortgaged Property and/or the Facility and all modifications, extensions or renewals thereof.

(ff) “Lender” means the entity identified as “Lender” in the first paragraph of this Security Instrument, or any subsequent holder of the Note.

(gg) “Lessee” means CHT Harborchase TRS Tenant Corp., a Delaware corporation.

(hh) “Lessee Security Documents” means, collectively, (i) that certain Lessee Security Agreement and Lease Subordination of even date herewith by and between Lessee and Lender; (ii) that certain Lessee Assignment of Licenses, Permits and Contracts of even date herewith from Lessee in favor of Lender; (iii) that certain Collateral Assignment of Management Agreement of even date herewith from Lessee in favor of Lender; and (iv) that certain Lessee Environmental Indemnity Agreement of even date herewith from Lessee in favor of Lender.

(ii) “Lien” means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Security Instrument, the Loan Agreement and the other Loan Documents.

(jj) “Loan” has the meaning given to that term in the Recitals.

(kk) “Loan Agreement” means that certain Loan Agreement of even date herewith by and between Borrower and Lender, together with all amendments and supplements thereto.

(ll) “Loan Documents” means, collectively, the Note, the Loan Agreement, this Security Instrument, the Assignment of Leases and Rents, the Borrower Assignment of Licenses, the Lessee Security Documents, the Subordination of Development Agreement, the Subordination of Management Agreement, the Collateral Assignment, and the Guaranty, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

(mm) “Managed Care Plans” means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

(nn) “Manager” means Harbor Retirement Associates, LLC, a Florida limited liability company.

(oo) “Medicaid” means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

(pp) “Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

(qq) “Money” means all monies, cash, rights to Deposit Accounts, or other items of legal tender obtained from or for use in connection with the operation of the Facility.

(rr) “Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following, provided that if any of the following capitalized terms are defined in the UCC, each such term shall have the meaning given such term in the UCC and shall include, without limitation, the additional items set forth in this Security Instrument with respect to such term:

(i) the Land;

(ii) all Appurtenant Rights;

(iii) all Equipment;

(iv) all Improvements;

(v) all Fixtures;

(vi) all Accounts;

(vii) all Deposit Accounts;

(viii) all Contracts;

(ix) all General Intangibles;

(x) all Permits (to the extent assignable);

(xi) all Money;

(xii) all Instruments;

(xiii) all Inventory;

(xiv) all Reimbursement Contracts;

(xv) all Rents;

(xvi) all Personalty;

(xvii) all Leases;

(xviii) all Chattel Paper;

(xix) all Supporting Obligations;

(xx) all Investment Property;

(xxi) all Proceeds;

(xxii) all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(xxiii) all Imposition Deposits;

(xxiv) all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(xxv) all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property; and

(xxvi) all renewals, replacements and Proceeds of any of the foregoing and any substitutions therefor.

(ss) “Note” has the meaning given to that term in the Recitals.

(tt) “Notice” has the meaning given to that term in Section 24.

(uu) “O&M Programs” has the meaning given to such term in the Loan Agreement.

(vv) “Operating Lease” means that certain Lease Agreement dated as of August 29, 2012 between the Borrower and the Lessee.

(ww) “Opinion of Counsel” means an opinion or opinions in writing signed by independent legal counsel to Borrower, designated by Borrower, and reasonably satisfactory to Lender.

(xx) “Parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

(yy) “Permits” means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facility, including, without limitation, building permits, land disturbance permits, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

(zz) “Permitted Encumbrances” has the meaning given to that term in the Loan Agreement.

(aaa) “Permitted Transfer” has the meaning given to that term in the Loan Agreement.

(bbb) “Person” means any natural person, firm, trust, corporation, partnership, limited liability company and any other form of legal entity.

(ccc) “Personalty” means all Equipment, Inventory, General Intangibles which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental Permits relating to any activities on the Land.

(ddd) “Prior Lien” has the meaning given to that term in Section 26.

(eee) “Proceeds” means all awards, payments, earnings, royalties, issues, profits, liquidated claims and proceeds (including proceeds of insurance and condemnation and any conveyance in lieu thereof), whether cash or noncash, moveable or immoveable, tangible or intangible, from the sale, conversion (whether voluntary or involuntary), exchange, transfer, collection, loss, damage, condemnation, disposition, substitution or replacement of any of the Mortgaged Property.

(fff) “Property Jurisdiction” means the jurisdiction in which the Mortgaged Property is located.

(ggg) “Qualified Leases” has the meaning given to that term in the Assignment of Leases and Rents.

(hhh) “Reimbursement Contracts” means, to the extent now or hereafter applicable, all third-party reimbursement contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

(iii) “Rents” means all rent and other payments of whatever nature from time to time payable pursuant to the Leases (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians’ offices, pharmacies and specialty shops).

(jjj) “Single-Purpose Entity” has the meaning given to that term in the Loan Agreement.

(kkk) “Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

(lll) “Subordination of Development Agreement” means that certain Assignment and Subordination of Development Agreement of even date herewith by and among Borrower, Development Manager, and Lender.

(mmm) “Subordination of Management Agreement” means that certain Subordination of Management Agreement of even date herewith by and among Lessee, Manager, and Lender.

(nnn) “Supporting Obligation” has the meaning given such term in the UCC, and includes, without limitation, a letter-of-credit right, secondary obligation, or obligation of a secondary obligor, or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a document, a General Intangible, an Instrument, or Investment Property.

(ooo) “Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

(ppp) “Transfer” shall mean the conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of the Mortgaged Property; (ii) in the Stock of any corporation which is Borrower, a member of Borrower (if Borrower is a limited liability company), a partner of Borrower or, if applicable, a partner of a general partner of Borrower; and (iii) in Borrower (or any trust of which Borrower is a trustee), or, if Borrower is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct or indirect legal or beneficial ownership in Borrower, excluding any legal or beneficial interest in any constituent limited partner or member of Borrower but including the interest of such limited partner or member itself and further including any legal or beneficial interest in any constituent general partner of Borrower, if applicable, in any general partner of any constituent general partner of Borrower, or, if Borrower is a limited liability company, in any constituent corporate member of Borrower. The term “Transfer” shall also include, without limitation, the following: an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; except pursuant to Qualified Leases or the Operating Lease an agreement by Borrower leasing all or a substantial part of the Mortgaged Property to one or more Persons pursuant to a single transaction or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rent; any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation or other form of multiple ownership or governance; the dissolution or termination of Borrower, any general partner of Borrower, any general partner of any general partner of Borrower, if applicable, or, if Borrower is a limited liability company, any corporate member of Borrower; the issuance of new Stock in any corporation which is Borrower, a member of Borrower (if Borrower is a limited liability company), a partner of Borrower or, if applicable, a partner of a general partner of Borrower; and the merger or consolidation with any other Person of Borrower, any general partner of Borrower, any general partner of any general partner of Borrower, if applicable, or, if Borrower is a limited liability company, any corporate member of Borrower.

(qqq) “UCC” has the meaning given to that term in Section 2.

(rrr) “UCC Collateral” has the meaning given to that term in Section 2.

2. Uniform Commercial Code Security Agreement. This Security Instrument is also a security agreement under the Uniform Commercial Code as in effect from time to time in the State of Florida (the “UCC”) for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the UCC, whether acquired now or in the future, and all products and cash and non-cash Proceeds thereof (collectively, “UCC Collateral”), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC, in addition to all remedies provided by this Security Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together and in any order, without in any way affecting the availability of Lender’s other remedies hereunder and/or under applicable law. The terms “sign,” “signed” and signatures” shall have their ordinary meanings except that, to limited extent Lender in an authenticated record expressly agrees otherwise from time to time in the exercise of its sole and absolute discretion, the terms may also include other methods used to authenticate. Without implying any limitation on the foregoing, with respect to the UCC Collateral that may be perfected by control, Borrower shall take such steps as Lender may require in order that Lender may have such control. To the extent that the proceeds of any of the Accounts are expected to become subject to the control of, or in the possession of, a party other than Borrower or Lender, Borrower shall cause all such parties to execute and deliver on the date of this Security Instrument and from time to time hereafter security documents, financing statements or other documents as requested by Lender and as may be necessary to evidence and/or perfect the security interest of Lender in those proceeds. Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the UCC. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact, with power of substitution, in the name of Lender or in the name of Borrower or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower and without notice to Borrower, to execute and deliver any and all of the instruments and other documents and take any action which Lender may require pursuant the foregoing provisions of this Section. Further, to the extent permitted by applicable laws, Lender may file, without Borrower’s signature, one or more financing statements or other notices disclosing Lender’s liens and other security interests. All financing statements and notices may describe Lender’s collateral as all assets or all personal property of Borrower. Borrower hereby ratifies and confirms the validity of any and all financing statements filed by Lender prior to the date of this Security Instrument.

3. Leases. Borrower shall not, without the prior written consent and approval of Lender, enter into any Lease (except for the Operating Lease or Qualified Leases), or enter into or permit any management agreement of or affecting any part of the Mortgaged Property, other than the Management Agreement between Lessee and Manager as is more particularly described in the Loan Agreement.

4. Deposits for Taxes, Insurance and Other Charges.

(a) If requested by Lender but only if an Event of Default exists, Borrower shall deposit with Lender on the day monthly installments of principal and/or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due (i) to the extent applicable, the yearly water and sewer charges which may be levied on all or any part of the Mortgaged Property, (ii) the premiums for fire and other hazard insurance, business interruption insurance and such other insurance as Lender may require under the Loan Agreement, (iii) the yearly Taxes, and (iv) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests, all as reasonably estimated from time to time by Lender, plus one-sixth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Security Instrument as the “Imposition Deposits.” The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Security Instrument as “Impositions.” The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added plus one-sixth of such estimate. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying property taxes, insurance premiums and each other obligation of Borrower for which Imposition Deposits are required. Any waiver by Lender of the requirement that Borrower remit Imposition Deposits to Lender may be revoked by Lender, in Lender’s discretion, at any time upon notice to Borrower.

(b) Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits as additional security for all of Borrower’s obligations under this Security Instrument and the other Loan Documents. Any amounts deposited with Lender under this Section shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under subsection (e).

(c) Following the occurrence of an Event of Default and during the continuance thereof, Borrower shall direct the applicable Governmental Authority to deliver the invoices and bills for all Impositions to Lender. If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition

Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d) If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender plus one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary plus one-sixth of such estimate, Borrower shall pay to Lender the amount of the deficiency within fifteen (15) days after notice from Lender.

(e) If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness or upon a waiver by Lender of an Event of Default or acceptance by Lender of a cure of an Event of Default, Lender shall refund to Borrower any Imposition Deposits held by Lender.

5. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in the manner set forth in the Note. Neither Lender’s acceptance of an amount which is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized in the immediately preceding sentence shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Security Instrument and the Note shall remain unchanged.

6. Use of Property. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Security Instrument was executed, (b) convert any part of the Facility to commercial use other than one permitting as an assisted living facility and related uses, or (c) initiate or acquiesce in a change in the zoning classification of the Land and/or the Facility.

7. Protection of Lender’s Security.

(a) If Borrower fails to perform any of its obligations under this Security Instrument or any other Loan Document following the expiration of any applicable cure or grace period, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Security Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option and upon notice to Borrower may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) disbursement of fees and out of pocket expenses of attorneys, accountants, inspectors and consultants, (ii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iii) procurement of the insurance coverages required under the Loan Agreement, and (iv) payment of amounts which Borrower has failed to pay under Section 9.

(b) Any amounts disbursed by Lender under this Section, or under any other provision of this Security Instrument, or under any of the other Loan Documents, that treats such disbursement as being made under this Section, shall be added to, and become part of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the Default Rate.

(c) Nothing in this Section shall require Lender to incur any expense or take any action.

8. Inspection. Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable advance notice to Borrower (which may be oral) except in an emergency or during the continuance of an Event of Default.

9. Taxes; Operating Expenses.

(a) Subject to the provisions of Section 9(c) and Section 9(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b) Subject to the provisions of Section 9(c), Borrower shall pay or cause to be paid the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added or lien imposed.

(c) As long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable.

(d) Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, as determined by Lender, (iii) if requested by Lender, Borrower deposits with Lender cash reserves or other collateral sufficient to pay the contested Imposition, (iv) Borrower furnishes whatever security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition, as additional security, and (v) such contest operates to suspend enforcement of such Imposition.

(e) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

(f) In the event of the passage of any law subsequent to the date of this Security Instrument in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or mortgages or debts secured by deeds of trust or mortgages or the manner of collecting any such taxes so as to adversely affect Lender (including, without limitation, a requirement that internal revenue stamps be affixed to this Security Instrument or any of the other Loan Documents), Borrower will promptly pay any such tax. If Borrower fails to make such prompt payment, or if any law prohibits Borrower from making such payment or would penalize Lender if Borrower makes such payment, then the entire unpaid balance of the Indebtedness shall, without notice, immediately become due and payable at the sole option of Lender. In no event, however, shall any income taxes of Lender or franchise taxes of Lender measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by Borrower.

10. Liens; Encumbrances. Borrower acknowledges that the existence of any Lien on the Mortgaged Property, other than Permitted Encumbrances, whether voluntary, involuntary or by operation of law, which is not removed, discharged, or satisfied within thirty (30) days following the filing or recording of such lien, is a “Transfer” which constitutes an Event of Default as provided under Section 14, and will subject Borrower to personal liability under the Note.

11. Preservation, Management and Maintenance of Mortgaged Property. Borrower (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Facility, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, except to the extent Lender applies such insurance proceeds or condemnation awards to reduce the Indebtedness, (d) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) shall provide for professional management of the Mortgaged Property by a manager satisfactory to Lender, in its sole discretion, under a contract approved by Lender in writing, and (f) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Security Instrument. Borrower shall not (and shall not permit any other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

12. Condemnation.

(a) Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a “Condemnation”). Borrower shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b) Subject to the provisions of the Loan Agreement, Lender, in its sole discretion, may apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note or this Security Instrument, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

13. Transfers of the Mortgaged Property or Beneficial Interests in Borrower. Other than Permitted Transfers, no Transfer of any part of the Mortgaged Property or any beneficial interest of Borrower shall be permitted without Lender’s prior written consent which may be withheld in Lender’s sole and absolute discretion.

14. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Security Instrument:

(a) any failure by Borrower to pay or deposit within ten (10) days following written demand, any amount required by this Security Instrument;

(b) any failure by Borrower to perform any of its obligations under this Security Instrument (other than those specified in the preceding subsections of this Section), as and when required, which continues for a period of thirty (30) days after notice of such failure by Lender to Borrower; provided, however, that if such default cannot be cured within such thirty (30) day period, then such cure period shall be extended for an additional sixty (60) days as long as Borrower is diligently and in good faith prosecuting such cure to completion. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Security Instrument, result in harm to Lender, impairment of the Note or this Security Instrument or any other security given under any other Loan Document;

(c) a failure of Borrower to comply with the provisions of Section 13;

(d) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Security Instrument or Lender’s interest in the Mortgaged Property, which action or proceeding is not dismissed within sixty (60) days of filing;

(e) any “Event of Default” by Borrower, Lessee, or Guarantor under any Loan Document other than this Security Instrument, as defined in the applicable Loan Document;

(f) any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(g) the Mortgaged Property becomes part of a bankrupt debtor’s estate pursuant to any chapter of the Federal Bankruptcy Code or the Mortgaged Property otherwise becomes subject to any reorganization, receivership (other than a receivership proceeding instituted by Lender) or insolvency proceeding or any similar proceeding pursuant to any federal, state or foreign law affecting debtor and creditor rights; or

(h) if any representation or warranty made by Borrower in that certain Loan Closing Certification executed in connection with the Loan is not true and correct in any material respect.

15. Remedies.

(a) Acceleration of Maturity. If an Event of Default shall have occurred, then the entire Indebtedness shall, at the option of Lender, immediately become due and payable without notice or demand, time being of the essence of this Security Instrument, and no omission on the part of Lender to exercise such option when entitled to do so shall be construed as a waiver of such right.

(b) Uniform Commercial Code. Lender shall have all of the rights and remedies of a secured party under the UCC. Upon demand by Lender, Borrower shall assemble the UCC Collateral and make it available to Lender, at a place designated by Lender. Lender or its agents may without notice from time to time enter upon Borrower’s premises to take possession of the UCC Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by Lender with respect to the UCC Collateral which is sent by regular mail, postage prepaid, to Borrower at the address of Borrower which may from time to time be shown on Lender’s records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to Borrower. Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Security Instrument shall require Lender to give any notice not required by applicable laws. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the UCC Collateral, Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization. Borrower recognizes that Lender may be unable to effect a public sale of all or a part of the UCC Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “1933 Act”), and other applicable federal and state laws. Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such laws and may, for example, at any sale of the UCC Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. Borrower covenants and agrees to do or cause to be done promptly all such acts and things as Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable laws. Upon any such sale or disposition, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the UCC Collateral consisting of securities so sold.

(c) Right to Enter and Take Possession.

(i) If an Event of Default shall have occurred and is continuing, Borrower, upon demand of Lender, shall forthwith surrender to Lender the actual possession of the Mortgaged Property and, if and to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Mortgaged Property without the appointment of a receiver or an application therefor, and may exclude Borrower and its agents and employees wholly therefrom, and take possession of the books, papers and accounts of Borrower relating thereto;

(ii) If Borrower shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Lender, Lender may obtain a judgment or decree conferring upon Lender the right to immediate possession or requiring Borrower to deliver immediate possession of the Mortgaged Property to Lender. Borrower will pay to Lender, upon demand, all expenses of obtaining such judgment or decree, including costs and expense incurred by Lender, its attorneys and agents, and all such expenses and costs shall, until paid, become part of the Indebtedness and shall be secured by this Security Instrument;

(iii) Upon every such entering or taking of possession, Lender may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Fixtures, Personalty and Equipment; (B) insure or keep the Mortgaged Property insured; (C) manage and operate the Mortgaged Property and exercise all of the rights and powers of Borrower to the same extent as Borrower could in its own name; and/or (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Lender, all as Lender from time to time may determine to be in its best interest. Lender may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance deemed necessary by Lender; (4) such taxes, assessments and other similar charges as Lender may at its option pay; (5) other proper charges upon the Mortgaged Property or any part thereof; and (6) the actual fees, expenses and disbursements of the attorneys and agents of Lender, Lender shall apply the remainder of the monies and proceeds so received by Lender, first, to the payment of accrued interest; second, to the payment of Imposition Deposits and to other sums required to be paid hereunder; and third, to the payment of overdue installments of principal and any other unpaid Indebtedness then due. Anything in this Section to the contrary notwithstanding, Lender shall not incur any liability as a result of any exercise by Lender of its rights under this Security Instrument, and Lender shall be liable to account only for the Rents actually received by Lender;

(iv) If an Event of Default shall exist, Lender may require that Borrower cause all of its Accounts to be paid to one or more deposit accounts with Lender, or at Lender’s option, with another financial institution approved by Lender. Borrower assigns and grants to Lender a security interest in, pledge of and right of setoff against all moneys from time to time held in such deposit accounts, to the extent permitted by applicable law. Borrower agrees to promptly notify all of its account debtors, including the Medicaid and Medicare agencies and other account debtors pursuant to all Reimbursement Contracts, to the extent permitted under applicable law and to the extent Borrower maintains such Accounts, to make payments to one or more such deposit accounts upon Lender’s request and as designated by Lender, and Borrower agrees to provide any necessary endorsements to checks, drafts and other forms of payment so that such payments will be properly deposited in such accounts. Lender may require that the deposit accounts be established so as to comply with any applicable Medicaid, Medicare and other requirements applicable to payments of any accounts receivable. Lender may cause moneys to be withdrawn from such deposit accounts and applied to the Indebtedness in such order as Lender may elect, whether or not then due. Borrower appoints Lender as Borrower’s attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to provide any notice, endorse any check, draft or other payment for deposit, or take any other action which Borrower agrees to undertake in accordance with this Section. Lender shall not be liable for failure to collect or to enforce any Accounts or for any action or omission on the part of Lender, its officers, agents and employees in collecting or enforcing such Accounts;

(v) Whenever all the Indebtedness shall have been paid and all Events of Default shall have been cured, Lender shall surrender possession of the Mortgaged Property to Borrower, its successors and/or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

(d) Performance by Lender. Upon the occurrence of an Event of Default, Lender may, at its sole option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith, with interest thereon at the Default Rate or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Lender. Notwithstanding anything to the contrary herein, Lender shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

(e) Receiver. If any Event of Default shall have occurred and be continuing, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the sufficiency or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and the Facility and to collect and apply the Rents and to sell all or any part of the Mortgaged Property to the extent approved by the court appointing such receiver. The receiver shall have all the rights and powers permitted under the laws of the Property Jurisdiction including the right to sell the Mortgaged Property as aforesaid. Borrower will pay unto Lender upon demand all expenses, including receiver’s fees, actual attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section, and upon any Borrower’s failure to pay the same, any such amounts shall be added to the Indebtedness and shall be secured by this Security Instrument.

(f) Lender’s Power of Enforcement. If an Event of Default shall have occurred and be continuing, Lender may, in addition to an not in abrogation of any other rights set forth in this Security Interest, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law in equity or any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term thereof or any other right, (ii) to foreclose this Security Instrument and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, as provided by applicable law, and (iii) to pursue any other remedy available to it, all as Lender shall deem most effectual for such purposes. Lender shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Lender may determine. In the event the Mortgaged Property is comprised of more than one parcel of real property, Borrower hereby waives any right to require Lender to foreclose or exercise any of its other remedies before proceeding against all of the Mortgaged Property as a whole or to require Lender to foreclose or exercise such remedies against one portion of the Mortgaged Property prior to the foreclosure or exercise of said remedies against other portions of the Mortgaged Property.

(g) Intentionally Deleted.

(h) Purchase by Lender. Upon any foreclosure sale, Lender may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

(i) Application of Proceeds of Sale. In the event of a foreclosure or other sale of all or any portion of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including actual attorney’s fees and expenses (and attorney’s fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, Impositions and charges, including utility charges and any other amounts advanced by Lender hereunder, and interest thereon; then to payment of the Indebtedness in such order of priority as Lender shall determine, in its sole discretion; and finally the remainder, if any, shall be paid to Borrower, or to the person or entity lawfully entitled thereto.

(j) Borrower as Tenant Holding Over. In the event of any such foreclosure sale, Borrower (if Borrower shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable thereto.

(k) Waiver of Appraisement, Valuation, Etc. Borrower agrees, to the full extent permitted by law, that in case of an Event of Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will assert, claim or seek to take advantage of any appraisement, redemption, valuation, stay, homestead, extension, exemption or laws now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this Security Instrument, or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale.

(l) Discontinuance of Proceedings. In case Lender shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Lender, then in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Lender shall continue as if no such proceedings had occurred.

(m) Waiver.

(i) No delay or omission by Lender or by any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No consent or waiver expressed or implied by Lender to or of any breach or default by Borrower in the performance of the obligations of Borrower hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any act or failure to act or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies of Lender hereunder.

(ii) No act or omission by Lender shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Security Instrument, other Loan Documents or any other obligation of Borrower or any subsequent purchaser of the

Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, nor preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in any Event of Default then existing or of any subsequent default, nor alter the lien of this Security Instrument, except as expressly provided in an instrument or instruments executed by Lender. Without limiting the generality of the foregoing, Lender may (A) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (B) take other or additional security for the payment of any of the Indebtedness; (C) waive or fail to exercise any right granted herein, in the Note or in other Loan Documents; (D) release any part of the Mortgaged Property from the security interest or lien of this Security Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Security Instrument or other Loan Documents; (E) consent to the filing of any map, plat or replat affecting the Land; (F) consent to the granting of any easement or other right affecting the Mortgaged Property; (G) make or consent to any agreement subordinating the security title or lien hereof, or (H) take or omit to take any action whatsoever with respect to the Note, this Security Instrument, the other Loan Documents, the Mortgaged Property or any document or instrument evidencing, securing or in any way related to the Security Instrument, all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Lender from exercising any such right, power or privilege with respect to the lien of this Security Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Lender, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with respect to the Mortgaged Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings of Borrower, any guarantor of the Indebtedness or others.

(iii) Borrower waives and relinquishes any and all rights it may have, whether at law or equity, to require Lender to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner, in any particular order, or in any particular state or other jurisdiction. Borrower expressly waives and relinquishes any and all rights and remedies that Borrower may have or be able to assert by reason of the laws of the state of jurisdiction pertaining to the rights and remedies of sureties.

Borrower makes these arrangements, waivers and relinquishments knowingly and as a material inducement to Lender in making the Loan, after consulting with and considering the advice of independent legal counsel selected by Borrower.

(n) Suits to Protect the Mortgaged Property. Lender shall have power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute an Event of Default under this Security Instrument; (ii) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom; and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Lender.

(o) Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its properties, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire amount due and payable by Borrower under this Security Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

(p) Actions Without Borrower’s Consent. Borrower (and each of them) agrees that Lender may do any one or all of the following without notice to or the consent of Borrower and without affecting Lender’s rights or remedies against Borrower: (i) accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Borrower’s Indebtedness to Lender under or in connection with this Security Instrument or any of the other Loan Documents; (ii) grant any indulgence or forbearance to a Borrower, a Guarantor or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Indebtedness; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Indebtedness; and (v) exercise any right or remedy with respect to the Indebtedness or any collateral securing the Indebtedness, notwithstanding any effect on or impairment of Borrower’s subrogation, reimbursement or other rights against Guarantor or any other Person under or in connection with any or all of the Loan Documents.

16. Remedies Cumulative. Each right and remedy provided in this Security Instrument is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

17. Forbearance.

(a) Lender may agree with Borrower, from time to time, at Lender’s option and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of any guarantor or other third party obligor, extend the time for payment of all or any part of the Indebtedness, reduce the payments due under this Security Instrument, the Note, or any other Loan Document, release anyone liable for the payment of any amounts under this Security Instrument, the Note, or any other Loan Document, accept a renewal of the Note, modify the terms and time of payment of the Indebtedness, join in any extension or subordination agreement, release any Mortgaged Property, take or release other or additional security, modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note, or otherwise modify this Security Instrument, the Note, or any other Loan Document.

(b) Any forbearance by Lender in exercising any right or remedy under the Note, this Security Instrument, the Guaranty Agreement, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any insurance and/or condemnation proceeds shall not operate to cure or waive any Event of Default.

18. Loan Charges. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

19. Waiver of Statute of Limitations. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document.

20. Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument, the Note, the Loan Agreement, any other Loan Document or under applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Security Instrument.

21. Further Assurances. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Security Instrument and the Loan Documents.

22. Estoppel Certificate. Within ten (10) days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (a) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (b) the unpaid principal balance of the Note; (c) the date to which interest under the Note has been paid; (d) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Security Instrument or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); (e) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (f) any additional facts requested by Lender.

23. Governing Law; Consent to Jurisdiction and Venue.

(a) This Security Instrument shall be governed by the laws of the State of Florida.

(b) Each of Borrower and Lender consents to the jurisdiction of any and all state and federal courts with jurisdiction in the Property Jurisdiction over Borrower and Borrower’s assets. Borrower agrees that its assets shall be used first to satisfy all claims of creditors organized or domiciled in the United States and that no assets of Borrower in the United States shall be considered part of any foreign bankruptcy estate.

(c) Each of Borrower and Lender agrees that any controversy arising under or in relation to the Note, this Security Instrument, or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have nonexclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

24. Notice.

(a) All notices, demands and other communications (“Notice”) under or concerning this Security Instrument shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Security Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b) Any party to this Security Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c) Any Notice under the Note and any other Loan Document which does not specify how Notices are to be given shall be given in accordance with this Section.

(d) A copy of any Notice sent to Lender pursuant to this Section shall be sent to:

Burr & Forman LLP

420 North 20th Street, Suite 3400

Birmingham, Alabama 35203

Attn: Gail Livingston Mills

(e) A copy of any Notice sent to Borrower pursuant to this Section shall be sent to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida 32801

Attn: Peter Luis Lopez, Esq.

25. Single-Purpose Entity. Until the Indebtedness is paid in full, Borrower shall maintain its status as a Single-Purpose Entity and comply with all those covenants with respect to its status as a Single-Purpose Entity as set forth in the Loan Agreement.

26. Subrogation. If, and to the extent that, the proceeds of the Loan are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”), such loan proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

27. Lender Statement; Certain Charges. With respect to (a) any statement, accounting, or similar information requested by Borrower or any other Person pursuant to applicable law; or (b) any other document furnished to Borrower or any other Person by Lender at Borrower’s request, Lender shall have the right to charge the maximum amount then permitted by law or, if there is no such maximum, Lender’s customary charge for providing such statement, accounting, or other information. Borrower shall pay Lender its customary charge for any other service rendered by Lender in connection with the Loan or the Mortgaged Property, including the issuance of a request for full or partial release of the lien of this Security Instrument, transmitting proceeds of the Loan to an escrow holder and changing Lender’s records relating to the Indebtedness.

28. Disclosure of Information. Lender may furnish financial information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to credit rating agencies. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

29. Release. Upon Borrower’s written request and provided that (i) all Indebtedness secured by this Security Instrument has been paid or performed in full (other than contingent Indebtedness which by their terms survive the release hereof and as to which no event giving rise to the incurrence of any such Indebtedness shall have occurred), and (ii) all fees due Lender in connection with release of this Security Instrument have been paid, Lender shall release the Mortgaged Property from the lien of this Security Instrument. Upon the payment and performance in full of all Indebtedness (other than contingent obligations which survive the release hereof and as to which no event giving rise to the incurrence of any such obligation shall have occurred), and upon request of Borrower, Lender shall release the lien of this Security Instrument upon the Mortgaged Property and shall surrender to Borrower the Note and all other documents evidencing the Indebtedness secured by this Security Instrument. The recitals in the release of any matters or facts shall be conclusive proof of their truthfulness. Such release shall operate as a reassignment of the Rents and profits assigned to Lender under the Assignment of Leases and Rents. Lender shall deliver this Security Instrument and the Note after release to the Person or Persons legally entitled thereto.

30. Execution of Documents by Lender. Without notice to or affecting the liability of Borrower or any other Person for the payment or performance of the Indebtedness, without affecting the lien or priority of this Security Instrument or Lender’s rights and remedies under the Loan Documents, and without liability to Borrower or any other Person, Lender shall have the right, at any time and from time to time, to do any one or more of the following: (a) release any part of the Mortgaged Property and (b) execute any extension agreement relating to any or all of the Indebtedness, any document subordinating the lien of this Security Instrument to any other lien or document, or any other document relating to the Mortgaged Property, Indebtedness, or Loan Documents.

31. Joint and Several Liability. If more than one Person or entity signs this Security Instrument as Borrower, the obligations of such Persons shall be joint and several.

32. Relationship of Parties; No Third Party Beneficiary. The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Lender and Borrower. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

33. Severability; Amendments. The invalidity or unenforceability of any provision of this Security Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Security Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

34. Miscellaneous Provisions. The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument. Any reference in this Security Instrument to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Security Instrument or to a section of this Security Instrument. All Exhibits attached to or referred to in this Security Instrument are incorporated by reference into this Security Instrument. Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Security Instrument, the term “including” means “including, but not limited to.”

35. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE EXIST. BORROWER AND LENDER ARE AUTHORIZED TO SUBMIT THIS SECURITY INSTRUMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO ANY LOAN DOCUMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER’S AND LENDER’S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER CERTIFIES THAT NEITHER BORROWER’S NOR LENDER’S REPRESENTATIVES OR AGENTS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ENFORCEMENT OF THIS WAIVER WILL NOT BE SOUGHT.

36. WAIVER OF AUTOMATIC STAY. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (“BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR

SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, LENDER SHALL THEREUPON BE ENTITLED AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

37. Successors and Assigns Bound. This Security Instrument shall bind, and the rights granted by this Security Instrument shall inure to, the respective successors and assigns of Lender and Borrower.

38. Counterparts. This Security Instrument may be executed in any number of counterparts, all of which when taken together shall constitute one and the same Security Instrument.

39. Future Advances. This Security Instrument shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or to be made at the option of Lender, or otherwise, and whether made under the Loan Agreement, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, but such secured indebtedness shall not exceed at any time the maximum principal amount of two times the original principal amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements. Any such future advances, whether obligatory or to be made at the option of Lender, or otherwise, and whether made under the Loan Agreement, or otherwise, may be made either prior to or after the due date of the Note or any other notes secured by this Security Instrument and shall be secured hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Security Instrument to be properly executed as of the date first above written.

BORROWER:

Signed, sealed and delivered	CHT HARBORCHASE ASSISTED
in the presence of:	LIVING OWNER, LLC, a Delaware limited
liability company

/s/ Cathleen A. Coffey	By: /s/ Joshua J. Taube
Print Name: Cathleen A. Coffey	Joshua J. Taube, Vice President

/s/ Carla S. Love
Print Name: Carla S. Love

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 29th day of August, 2012, by Joshua J. Taube, as Vice President of CHT Harborchase Assisted Living Owner, LLC, a Delaware limited liability company. He is personally known to me or has produced                                          as identification and did not take an oath.

/s/ Cathleen A. Coffey
Print Name: Cathleen A. Coffey
Notary Public Comm # DD0919126
[NOTARY STAMP OR SEAL]	My Commission Expires: 09/24/2013

EXHIBIT “A”

LEGAL DESCRIPTION(S)

BEING A PORTION OF SECTION 1, TOWNSHIP 18 SOUTH, RANGE 23 EAST, SUMTER COUNTY, FLORIDA. BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

AS A POINT OF REFERENCE, COMMENCE AT THE 4” X 4” CONCRETE MONUMENT FLORIDA DEPARTMENT OF NATURAL RESOURCES CERTIFIED CORNER RECORD DOCUMENT #0046695, MARKING THE EAST ONE-QUARTER CORNER, THENCE RUN NORTH 00 DEGREES 01 MINUTES 25 SECONDS WEST ALONG THE EAST LINE OF SECTION 1, TOWNSHIP 18 SOUTH, RANGE 23 EAST, SAID LINE ALSO BEING THE EASTERLY LINE OF VILLAGES REGIONAL MEDICAL CENTER EAST, AS RECORDED IN PLAT BOOK 5, PAGES 46 AND 46A, PUBLIC RECORDS OF SUMTER COUNTY, FLORIDA FOR A DISTANCE OF 29.30 FEET TO A 4” X 4” CONCRETE MONUMENT WITH NO ID AT THE NORTHEASTERLY CORNER OF SAID VILLAGES REGIONAL MEDICAL CENTER EAST; THENCE DEPARTING SAID EASTERLY LINE NORTH 89 DEGREES 12 MINUTES 26 SECONDS WEST ALONG THE NORTHERLY LINE OF SAID VILLAGES REGIONAL MEDICAL CENTER EAST FOR A DISTANCE OF 138.39 FEET; THENCE SOUTH 00 DEGREES 03 MINUTES 57 SECONDS EAST FOR A DISTANCE OF 71.48 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 00 DEGREES 03 MINUTES 57 EAST FOR A DISTANCE OF 135.01 FEET; THENCE NORTH 89 DEGREES 13 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 499.69 FEET; THENCE SOUTH 40 DEGREES 58 MINUTES 48 SECONDS EAST FOR A DISTANCE OF 39.68 FEET; THENCE SOUTH 48 DEGREES 44 MINUTES 43 SECONDS WEST FOR A DISTANCE OF 105.75 FEET; THENCE NORTH 30 DEGREES 43 MINUTES 42 SECONDS WEST FOR A DISTANCE OF 30.00 FEET; THENCE SOUTH 48 DEGREES 44 MINUTES 43 SECONDS WEST FOR A DISTANCE OF 30.00 FEET; THENCE NORTH 30 DEGREES 43 MINUTES 42 SECONDS WEST FOR A DISTANCE OF 272.00 FEET; THENCE NORTH 48 DEGREES 46 MINUTES 52 SECONDS EAST FOR A DISTANCE OF 501.76 FEET; THENCE SOUTH 41 DEGREES 14 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 454.51 FEET; THENCE SOUTH 89 DEGREES 13 MINUTES 20 SECONDS EAST FOR A DISTANCE OF 52.83 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINING 5.013 ACRES MORE OR LESS.

Together with those certain Non-Exclusive Easements for ingress, egress, and utilities, including without limitation, an easement for ingress and egress over and across the “Roads” to be constructed and deeded to the Association described as NE 135th Crossing, NE 8th Way, NE 86th Court, and NE 134th Avenue, and the easements for surface and storm water drainage and underground utilities, all as created by Declaration of Covenants, Conditions, and Restrictions for The Village Crossing, dated                     , recorded                      in Official Records Book                     , Page                      of the Public Records of Sumter County, Florida, for the purposes described therein, over, under, and across the lands described therein.

TOGETHER WITH an Easement over and across the following real property:

BEING A PORTION OF LOTS 36, 37, 40 AND 41, LAKE WEIR PARK, AN UNRECORDED SUBDIVISION OF SUMTER COUNTY, FLORIDA, AND A PORTION OF VACATED VALENCIA DRIVE AS PER OFFICIAL RECORDS BOOK 2223, PAGES 19 THROUGH 23 OF THE PUBLIC RECORDS OF SUMTER COUNTY, FLORIDA, ALL BEING IN SECTION 1, TOWNSHIP 18 SOUTH, RANGE 23 EAST, SUMTER COUNTY, FLORIDA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

AS A POINT OF REFERENCE, COMMENCE AT THE 4” X 4” CONCRETE MONUMENT FLORIDA DEPARTMENT OF NATURAL RESOURCES CERTIFIED CORNER RECORD DOCUMENT #0046695, MARKING THE EAST ONE-QUARTER CORNER, THENCE RUN NORTH 00 DEGREES 01 MINUTES 25 SECONDS WEST ALONG THE EAST LINE OF SECTION 1, TOWNSHIP 18 SOUTH, RANGE 23 EAST, SAID LINE ALSO BEING THE EASTERLY LINE OF VILLAGES REGIONAL MEDICAL CENTER EAST, AS RECORDED IN PLAT BOOK 5, PAGES 46 AND 46A, PUBLIC RECORDS OF SUMTER COUNTY, FLORIDA FOR A DISTANCE OF 29.30 FEET TO A 4” X 4” CONCRETE MONUMENT WITH NO ID AT THE NORTHEASTERLY CORNER OF SAID VILLAGES REGIONAL MEDICAL CENTER EAST; THENCE DEPARTING SAID EASTERLY LINE NORTH 89 DEGREES 12 MINUTES 26 SECONDS WEST ALONG THE NORTHERLY LINE OF SAID VILLAGES REGIONAL MEDICAL CENTER EAST FOR A DISTANCE OF 138.39 FEET; THENCE SOUTH 00 DEGREES 03 MINUTES 57 SECONDS EAST FOR A DISTANCE OF 71.48 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 00 DEGREES 03 MINUTES 57 EAST FOR A DISTANCE OF 135.01 FEET; THENCE NORTH 89 DEGREES 13 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 499.69 FEET; THENCE SOUTH 40 DEGREES 58 MINUTES 48 SECONDS EAST FOR A DISTANCE OF 39.68 FEET; THENCE SOUTH 48 DEGREES 44 MINUTES 43 SECONDS WEST FOR A DISTANCE OF 105.75 FEET; THENCE NORTH 30 DEGREES 43 MINUTES 42 SECONDS WEST FOR A DISTANCE OF 30.00 FEET; THENCE SOUTH 48 DEGREES 44 MINUTES 43 SECONDS WEST FOR A DISTANCE OF 30.00 FEET; THENCE NORTH 30 DEGREES 43 MINUTES 42 SECONDS WEST FOR A DISTANCE OF 272.00 FEET; THENCE NORTH 48 DEGREES 46 MINUTES 52 SECONDS EAST FOR A DISTANCE OF 501.76 FEET; THENCE SOUTH 41 DEGREES 14 MINUTES 16 SECONDS EAST FOR A DISTANCE OF 454.51 FEET; THENCE SOUTH 89 DEGREES 13 MINUTES 20 SECONDS EAST FOR A DISTANCE OF 52.83 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINING 5.013 ACRES MORE OR LESS

Subject, however to the following: There shall be no structural improvements allowed within the easement area, except for landscaping to be agreed upon by Grantor and Grantee and which shall not obstruct the view of the property granted to the Grantee herein. Grantee may construct signage at the intersection of the entry road at U.S. 441 of a size and configuration agreed to by Grantor and Grantee herein, not to exceed 140 square feet nor to exceed 8 feet in height. Grantor further reserves the right to install signage within the easement granted herein not to exceed five (5) feet in height and forty (40) square feet in total area.